UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2022, Thomas A. Mutryn, Executive Vice President, Chief Financial Officer and Treasurer, notified CACI International Inc (the “Company”) of his intention to retire from the Company. As part of his planned retirement from the Company, Mr. Mutryn will resign as Executive Vice President, Chief Financial Officer and Treasurer effective November 1, 2022.

On September 30, 2022, the Board of Directors of the Company appointed Jeffrey D. MacLauchlan as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective November 1, 2022. Mr. MacLauchlan, 63, has served as Senior Vice President, Finance, for the Company since May 2022. Prior to joining the Company, Mr. MacLauchlan served as Senior Vice President for Rockwell Collins, a provider of avionics and information technology systems, from April 2014 to December 2018. Prior to that, he held multiple leadership positions of increasing responsibility over a 32-year career at Lockheed Martin Corporation, an aerospace and defense company.

In connection with his appointment, Mr. MacLauchlan will receive an annual base salary and participate in the Company’s annual and long-term incentive plans at levels commensurate with his position. Mr. MacLauchlan will also receive a long-term incentive grant of $2,000,000 on November 1, 2022, half in the form of restricted stock units which vest in equal installments on the first three anniversaries of the grant date and half in the form of performance restricted stock units which vest on the third anniversary of the grant date subject to certain performance criteria established by the Compensation Committee of the Company’s Board of Directors.

On October 3, 2022, Mr. MacLauchlan entered into a Severance Compensation Agreement (the “Severance Agreement”) with the Company pursuant to which Mr. MacLauchlan will receive certain lump sum payments if his employment is terminated (i) for reasons other than cause or for good reason not in connection with a change in control or (ii) for reasons other than cause or for good reason within three months prior to or 12 months after a change in control. In addition, Mr. MacLauchlan would be entitled to receive payment for certain other benefits. The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There was no arrangement or understanding pursuant to which Mr. MacLauchlan was selected as an officer of the Company. There are no family relationships between Mr. MacLauchlan and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. MacLauchlan was a participant.

The Company’s press release announcing Mr. Mutryn’s retirement and Mr. MacLauchlan’s appointment is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Severance Compensation Agreement dated October 3, 2022.
99.1	Press Release dated October 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: October 3, 2022	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary